UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2022

Ormat Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32347 (Commission File Number)	No. 88-0326081 (I.R.S. Employer Identification No.)

6140 Plumas Street, Reno, Nevada (Address of principal executive offices)		89519-6075 (Zip Code)

(775) 356-9029
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	ORA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Ormat Technologies, Inc. (the “Company”) previously adopted, subject to stockholder approval, the Ormat Technologies Inc. Amended and Restated 2018 Incentive Compensation Plan (the “A&R 2018 ICP”), which increased the number of shares of common stock, $0.001 par value, authorized for issuance under the plan, adjusted the fungible share ratio and implemented a required one-year minimum vesting period for new awards granted under the A&R 2018 ICP (subject to limited exceptions). The Company’s stockholders approved the A&R 2018 ICP at the Company’s 2022 Annual Meeting of Stockholders held on June 2, 2022 (the “Annual Meeting”). The A&R 2018 ICP became effective as of the date of such stockholder approval.

The material features of the A&R 2018 ICP are described in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting filed on April 18, 2022 (the “2022 Proxy Statement”) in the section titled “Proposal 4 – Approval of the Amended and Restated 2018 Incentive Compensation Plan,” which is incorporated herein by reference. Such description is qualified entirely by reference to the A&R 2018 ICP, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07         Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on June 2, 2022, at which stockholders voted on the following four proposals. For more information on the four proposals submitted to stockholders, see the 2022 Proxy Statement. The results of the votes were as follows:

Proposal 1 - Election of directors
The stockholders elected the following nine individuals to the Company’s board of directors (the “Board”) to serve as directors until the 2023 annual meeting of stockholders and until their successors have been duly elected and qualified.

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Isaac Angel	48,412,486	1,158,439	7,833	672,798
Karin Corfee	49,531,317	41,401	6,040	672,798
David Granot	44,073,921	5,496,638	8,199	672,798
Michal Marom	45,643,426	3,926,205	9,127	672,798
Mike Nikkel	48,958,933	611,602	8,223	672,798
Dafna Sharir	47,707,926	1,863,700	7,132	672,798
Stanley B. Stern	43,388,905	5,735,839	454,014	672,798
Hidetake Takahashi	46,690,614	2,880,718	7,426	672,798
Byron G. Wong	49,129,407	441,274	8,077	672,798

Proposal 2 - Ratification of appointment of Kesselman & Kesselman for 2022
The stockholders ratified the appointment of Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Votes For	Votes Against	Votes Abstained
48,621,755	1,330,911	298,890

Proposal 3 - Approval of the compensation of the Company’s named executive officers in a non-binding, advisory vote
The stockholders approved, in a non-binding, advisory vote, the compensation paid to the Company’s named executive officers.
Votes For	Votes Against	Votes Abstained	Broker Non-Votes
41,597,252	7,476,101	505,405	672,798

Proposal 4 - Approval of the amendment and restatement of the Ormat Technologies, Inc. 2018 Incentive Compensation Plan
The stockholders approved the amendment and restatement of the Ormat Technologies, Inc. 2018 Incentive Compensation Plan.
Votes For	Votes Against	Votes Abstained	Broker Non-Votes
44,481,933	4,600,101	496,723	672,798

Item 7.01 Regulation FD Disclosure.

Following the Annual Meeting, on June 3, 2022, the Company issued a press release, furnished hereto as Exhibit 99.1 and incorporated herein by reference, announcing the election of Mses. Corfee and Marom, who joined the Board concurrent with their election.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.         Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit	Description of Document
10.1	Ormat Technologies, Inc. Amended and Restated 2018 Incentive Compensation Plan.
99.1	Press Release Dated June 3, 2022 Announcing Election of New Directors.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC. By: _/s/ Doron Blachar Name: Doron Blachar Title: Chief Executive Officer

Date: June 3, 2022